EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-206750, 333-169568, 333-146768, 333-109962, 333-100842, 333-221862) and the Registration Statement on Form S-3 (No. 333-54006, 333-221901) of Daktronics, Inc., respectively, of our report dated June 9, 2017, with respect to the consolidated financial statements and schedule of Daktronics, Inc., included in this Annual Report (Form 10-K) of Daktronics, Inc. for the year ended April 28, 2018.

/s/Ernst & Young LLP
Minneapolis, Minnesota
June 7, 2018